Exhibit l0.ll

                         BASIC AGREEMENT

     THIS AGREEMENT, made this 11th day of August, 1982, by and between Tampa West Industrial Park, Inc., a Florida corporation, whose business address is Post Office Box 23943, Tampa, Florida 33623("TWIP"), and Reflectone, Inc., a Delaware corporation whose principal place of business is 5125 Tampa West Boulevard, Tampa, Florida 33614, ("REFLECTONE");

                       W I T N E S S E T H:

     WHEREAS, REFLECTONE is a tenant in good standing by virtue of a certain Lease (described below); and

     WHEREAS, TWIP is the owner in fee of the Land (described below) and the building (described below) which is the subject of the Lease; and

     WHEREAS, REFLECTONE desires to have an additional building constructed on adjacent land; and

     WHEREAS, TWIP shall construct or cause to be constructed the Addition (described below); and

     WHEREAS, certain modifications are to be required to be made to the Lease in order to effectuate the intent of the parties hereto; and

     WHEREAS, certain financial arrangements are required to be made to effectuate the intent of the parties hereto at this time; and

     WHEREAS, the parties are desirous of entering into or causing to be entered into a certain lease agreement for possible future expansion of the REFLECTONE operation; and

     WHEREAS, the parties are desirous of entering into this basic Agreement to provide for, among other things, the arrangements between the parties commencing immediately concerning said construction, financing and leasing,

     NOW THEREFORE, it is mutually agreed as follows:
     1. Definitions.

          A. "Addition" means a proposed addition to the existing Reflectone Building (described below) of approximately 59,500 square feet, to be situate on together with a parking area to be Parcel 2 (described below), situate on Parcel 3 which Addition is the subject of the Lease to Build Addition (described below) and is more fully described in plans and specifications prepared by REFLECTONE and attached to the Construction Contract (described below).

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          B.   "Basic Agreement" means this agreement.

          C. "Building" means the existing building occupied by REFLECTONE on the date hereof and more fully described in the Lease.

          D. "Construction Contract" means a certain construction contract by and between TWIP (described below) and Gene McKie General Contractors, Inc. concerning construction of the Addition.

          E. "Funding Agreement" means a certain agreement between TWIP and REFLECTONE concerning the ONE MILLION DOLLARS ($1,000,000) Note (described below) and Mortgage (described below).

          F. "Institutional First Mortgage" means a mortgage in the Principal amount of $1,000,000.00 on substantially the same terms and conditions as shown on the Application to Union Mutual Life Insurance Company (attached hereto as Exhibit "A").

          G. "Land" means the land upon which the Addition is to be constructed or Parcel 2.

          H. "Land Lease" means a certain agreement between TWIP and REFLECTONE setting forth the terms and conditions concerning the leasing of Parcels 4 and 5.

          I. "Lease" means a Lease To Build Agreement dated December 28, 1978, as amended by First Amendment to Lease to Build dated March 26, 1979, Second Amendment to Lease dated May 10, 1979, Third Amendment to Lease to Build dated February 15, l980, Tampa West Industrial Park, Inc. Letter dated June 4, 1980, Fourth Amendment to Lease to Build dated July 10, 1980, and a Fifth Amendment to Lease to Build dated of even date herewith.

          J. "Lease to Build Addition" means a certain agreement between TWIP setting forth the terms and conditions concerning construction of the Addition and other matters.

          K. "Mortgage" means a certain mortgage in which TWIP is the mortgagor and REFLECTONE is the mortgagee, given to secure the Note.

          L. "Note" means the promissory note made by TWIP to RFFLECTONE in the principal amount of ONE MILLION DOLLARS (S1,000,0OO)


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          M.   "Parcel" "1," "2," "3," "4" and "5" or the "Parcels" means those parcels, individually or collectively, as the context may require,) as shown and described on the Survey (described below).

          N.   Survey means Boundary Survey, Reflectone Expansion,
Tampa West Industrial Park, Inc., dated June 17, 1982, revised July 30, 1982, by Mills and Associates.

          O. "TWIP" means Tampa West Industrial Park, Inc., a Florida corporation whose business address is Post Office Box 23943, Tampa, Florida 33623.

     2.   The Transactions.
     The parties hereto covenant and agree to promptly, when requested in an orderly sequence, execute and deliver or cause the prompt execution and delivery of all documents that may be reasonably requested by either party, whether or not specifically referred to herein, and to cooperate in all other respects, necessary or appropriate to accomplish the following transactions:

          A. TWIP shall execute and deliver any and all documents reasonably necessary or appropriate to close and effectuate the Institutional First Mortgage.

          B.   TWIP shall enter into the Construction Contract.

          C. REFLECTONE shall lend TWIP the sum of ONE MILLION DOLLARS ($1,000,000), pursuant to the Funding Loan Agreement which amount shall be evidenced by the Note and secured by a first mortgage on the Building and Addition.

          D. TWIP shall provide the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) toward the balance of the total cost of the Addition.

          E.   TWIP and REFLECTONE shall enter into the Lease To Build
Addition.

          F. REFLECTONE shall amend the Lease, to among other things, release Parcel 2 therefrom.

     3.   Institutional First Mortgage.
     TWIP shall execute and deliver all documents reasonably necessary or appropriate to close and effectuate the Institutional First Mortgage. The parties covenant and agree that said Institutional First Mortgage may be with Union Mutual Life Insurance Company or any other institutional lender provided that the terms and conditions are reasonable and substantially the same as those set forth on the Application attached hereto as Exhibit "A."

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     4.   Construction Contract.
     TWIP will enter into the Construction Contract attached hereto as Exhibit "B". The total cost of construction as set forth therein is ONE MILLION FOUR HUNDRED AND TWO THOUSAND DOLLARS ($1,402,000) of which ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($l,250,000) is the responsibility of and shall be paid by TWIP and $lS2,000.00 is the responsibility of and shall be paid by Reflectone. Said Construction Contract shall not be amended or modified without the prior written consent of REFLECTONE. REFLECTONE has prepared the plans and specifications attached to the Construction Contract, and TWIP has caused the certification of same by Licensed Engineers (structural, civil, mechanical, electrical).

     5.   Construction Loan Agreement, Note, Mortgage.
     The parties agree that REFLECTONE shall lend TWIP the sum of ONE MILLION DOLLARS ($1,000,000) and TWIP shall repay said amount to REFLECTONE pursuant to the Funding Agreement as attached hereto as Exhibit "C," which debt shall be evidenced by the Note attached hereto as Exhibit "D," and secured by a Mortgage attached hereto as Exhibit "E."

     6.   Cost of Addition.
     TWIP agrees that it shall contribute the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS (S250,000) to the total cost of construction.

     7. Leases.
     The parties covenant and agree to execute and exchange or cause the execution and exchange of the Lease to Build Addition attached hereto as Exhibit "F," the Land Lease attached hereto as Exhibit "G," and the Fifth Amendment to Lease to Build Addition attached hereto as Exhibit "H."

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     8.   Representations and Warranties of TWIP.  TWIP represents and warrants to REFLECTONE that:

          A.   Organization, Standing, Powers.
               I.   TWIP as a corporation:

                    a. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida: and

                    b. has the corporate power and authority to own its respective properties and assets and to carry on its respective business as now being conducted; and

                    c. is duly qualified to do business in every jurisdiction where such qualification is necessary.

                    d. has the power to execute, deliver and perform this Basic Agreement and all agreements and documents referred to herein or necessary or appropriate to effectuate the intent hereof.

          B.   Authorization of Actions.
               I. The execution, delivery and performance of this Basic Agreement and all agreements and documents referred to herein or necessary or appropriate to effectuate the intent hereof

                    a. have been duly authorized by all requisite corporate action (including approvals by the shareholders if required by applicable law).

                    b.   will not violate
                         1.   any provision of applicable law, any
governmental rule or regulation, any order of any court or other agency of government or the Certificate of Incorporation or Bylaws, or

                         2.   any provision of any indenture,
agreement or other instrument to which it or they are a party or which it or they or any of their respective properties or assets are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of their properties or assets.
                    c. No registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body, including, without limitation, the Environmental Protection Agency) is required in connection with the execution, delivery and performance of this Basic Agreement or with the execution, delivery and performance of a11 agreements and documents referred to herein or necessary or appropriate to effectuate the intent hereof.


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          C.   Title to Properties.
          TWIP has or will acquire good title to all of its respective properties which are referred to herein or in any of the agreements and documents referred to herein, or necessary or appropriate to effectuate the intent hereof, and all such property is free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except as disclosed on Exhibit "I" attached hereto.

          D.   Other Instruments.
               i. TWIP is not a party to any agreement, indenture, lease or any other instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, condition, financial or otherwise; and,

               ii. TWIP is not in default in the performance, observance or fulfillment of any of any material obligations, covenants or conditions contained in any agreement or instrument of which they are a party.

     9.   Representations and Warranties of Reflectone.
     REFLECTONE represents and warrants to TWIP, that:

          A.   Organization, Standing, Powers.
               i.   REFLECTONE as a corporation:

                    a. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

                    b. has the corporate power and authority to own its respective properties and assets and to carry on its respective business as now being conducted; and

                    c. is duly qualified to do business in every jurisdiction where such qualification is necessary.

                    d. has the power to execute, deliver and perform this Basic Agreement and all agreements and documents referred to herein or necessary or appropriate to effectuate the intent hereof.

          B.   Authorization of Actions.
               i. The execution, delivery and performance of this Basic Agreement and all agreements and documents referred to herein or necessary or appropriate to effectuate the intent thereof:

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                    a.   Have been duly authorized by all requisite
corporate action (including approvals by the shareholders if required by applicable law)

                    b.   will not violate
                         1.   any provision of applicable law, any
governmental rule or regulation, any order of any court or other agency of government or the Certificate of Incorporation or Bylaws, or

                         2.   subject to receipt of waivers, any
provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its respective properties or assets are bound, or be in conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets.

          C.   Other Instruments.
               i. It is not a party to any agreement, indenture, lease or any other instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially adversely affecting its business, properties, assets, operations or condition, financial or otherwise; and,

               ii. It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

     10.  Conditions - Representations and Warranties.
     The obligations of the parties to consummate the transactions referred to in Article 2 hereof are subject to the representations and warranties by each party as set forth herein being true and correct on and as of the date of each respective transaction with the same affect as though such representations and warranties had been made on and as of such date.

     11. Documents and Cooperation. The parties covenant and agree that on or before the date hereof or on or before the date of any of the transactions contemplated by Article 2 hereof, each shall furnish promptly upon the reasonable request of the other, any and all certificates of corporate documents, resolutions, good-standing certificates, encumbancy certificates, "bring-down" certificates, or any other agreements, instruments or documents that may be requested by any party hereto.


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     12.  Miscellaneous.
          A. Notices. Any notice shall be conclusively deemed to have been received by a party hereto and shall be effective on the day on which delivered to such party,

               i. in the case of REFLECTONE, addressed to REFLECTONE, as the case may be, at: 5125 Tampa West Boulevard, Tampa, Florida 33614, Attention of the President, with a copy to Messrs, Rockwood, Edelstein & Duffy, P.C., One Water Street, White Plains, New York 10601, Attention of Peter M. Edelstein, Esq., and

               ii. in the case of TWIP, addressed to Post Office Box 23943, Tampa, Florida 33623, Attention of Elmer J. Krauss, or if sent by registered mail, on the third business day after the date on which mailed, addressed to REFLECTONE or TWIP, as the case may be, at its addresses as set forth above. The parties may designate by notice in writing to the other party, another addressee for the purposes hereof.

          B. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certification delivered pursuant hereto not fully accomplished or performed at closing shall survive the closing by the parties of any of the transactions contemplated by this Basic Agreement and shall continue in full force and effect so long as the principal of or any accrued interest on the Note is outstanding and unpaid. Whenever in this Basic Agreement any of the parties hereto is referred to, such references shall be deemed to include the suc-cessors and assigns of such party. A11 covenants, promises and agreements by or on behalf of the parties which are contained in this Agreement shall inure to the benefit of the successors and assigns of the parties.

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          C.   Applicable Law.. This Basic Agreement and any and all
documents or agreements referred to herein or necessary or appropriate to effectuate the intent of the parties shall be constituted in accordance with and governed by the laws of the State of Florida.

          D. Modification of Agreement. No modification or waiver of any provision of this Basic Agreement or any and all documents or agreements referred to herein or necessary or appropriate to effectuate the intent of the parties, nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          E. Application For Bond Issue. The parties acknowledge: (a) that Reflectone has applied for and received approval from the Hillsborough County Industrial Development Authority ("HCIDA") for a bond issue (the "Bond Issue"), in which part of the proceeds thereof would be utilized to retire the Note; (b) that Reflectone is proceeding to take such steps as may be necessary to close said Bond Issue; (c) that because of the relationship of the parties hereto in their various capacities including that of Lessor and Lessee, the full and complete cooperation of TWIP is required for Reflectone to consummate the Bond Issue, therefore, the parties hereto agree that: for so long as Reflectone's application for said Bond Issue is pending before the HCIDA, the provisions of a rider attached hereto as Exhibit "J" shall be deemed a part of this Basic Agreement and shall be an addition to, and not in lieu of, the terms and provisions of this BASIC Agreement, except where the terms of the rider conflict with the terms herein in which event the terms of the rider shall control.

          F. Expenses. In connection with the transactions con-templated hereby, the parties agree that TWIP shall pay all expenses listed on Exhibit "K" attached hereto, and Reflectone shall pay all others.

          G. Waiver of Rights for the Parties. No failure or delay on the part of the parties in exercising any right, power or privileges under this Basic Agreement, or any other and all documents or agreements referred to herein or necessary or appropriate to effectuate the intent of the parties, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

          H. Severability. In case any one or more of the provisions contained in this Basic Agreement or any other and all documents or agreements referred to herein or necessary or appropriate to effectuate the intent of the parties, should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

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          I.   Counterparts. This Basic Agreement may be executed in two
or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall be delivered or mailed to the parties.

          I. Headings. Section headings used herein are for convenience of references only and are not to affect the construction of, or be taken into consideration in, interpreting this Agreement.

     IN WITNESS WHEREOF, REFLECTONE and TWIP have caused this Agreement to be duly executed and delivered, all on the day and year first above written.



Witnesses:                         REFLECTONE, INC.
/s/Bernard W. Shiell


/s/Roberta S. Hatton               /s/George Seiden, Exec V.P.
                                   By

                                   TAMPA WEST INDUSTRIAL
                                        PARK, INC., a Florida
                                                       corporation


/s/Bernard W. Shiell


/s/Roberta S. Hatton               /s/Elmer J. Krauss, V.P.
                                   By

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